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                                                                     EXHIBIT 4.3

                       PROFIT-SHARING AND RETIREMENT PLAN
                                       OF
                                 FOOD LION, LLC
             (AS AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 2001)

                  THIS AMENDMENT AND RESTATEMENT is adopted effective as of the 1st day of July, 2001, by FOOD LION, LLC., a North Carolina limited liability company (referred to herein as the "Company");

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company adopted effective as of December 15, 1960, a profit sharing plan known as the Profit-Sharing Retirement Plan of Food Lion, Inc. (the "Plan"), for the purpose of providing retirement and related benefits for eligible employees of the Company and their beneficiaries; and

                  WHEREAS, the Plan has been amended and restated from time to time in accordance with the powers of amendment and restatement therein contained; and

                  WHEREAS, the Company desires to further amend and restate the Plan to add provisions to the Plan allowing for salary deferrals by participants pursuant to Section 401(k) of the Internal Revenue Code;

                  WHEREAS, the Company desires to further amend and restate the Plan to comply with changes in the Code (as defined herein) including the Uniformed Services Employment and Reemployment Act of 1994, the Small Business Job Protection Act of 1996, and the Taxpayer Relief Act of 1997;

                  NOW, THEREFORE, the Plan is restated effective as of July 1, 2001, or such earlier date as provided herein, or with respect to any provision required under the Code as a condition for qualification if no effective date is given, the earliest such date when Plan compliance with such provision would be permitted under the Code, as follows:


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                                    ARTICLE I
                                   DEFINITIONS

                  The following words and phrases when used herein shall have the meaning set forth below unless a different meaning is plainly required by the context:

                  1.1 Account - The account which includes the Participant's Associate Savings Account, Employer Contribution Account, Qualified Nonelective Contributions Account, ESOP Transfer Account, Mandatory Employer Stock Account, and his Rollover Account.

                  1.2 Administrative Committee, or Committee - The body, which, if appointed by the Company, shall be the plan administrator and shall have the responsibility of the administrative management of the Plan, as provided in
Article VIII. In each instance where the Plan shall refer to the Committee, the reference shall mean the Company for any period during which the Company has not appointed a Committee.

                  1.3 Affiliated Employer - The Employer and any other company which is a member of a controlled group of corporations that includes the Employer within the meaning of section 414(b) of the Code, or related Employers under common control within the meaning of section 414(c) of the Code, or related employers which constitute an affiliated service group under section 414(m) of the Code, or employers related through the leasing of employees under section 414(n) of the Code, or any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

                  1.4 Annual Compensation - A Participant's compensation for the Plan Year, including wages, salary, overtime pay, bonuses, commissions of all kinds, and lump sum amounts paid for accrued unused vacation, but excluding indirect payments such as non-taxable amounts paid to an Employee as an allowance or reimbursement for travel expenses, amounts paid or reimbursed by the Company for the Employee's moving expenses, payments of deferred compensation, income from the exercise of stock options, the value of job perquisites treated as income to the Employee, contributions to this or any other profit sharing plan or pension plan, welfare plans, group insurance plans, and any other payments or benefits not customarily regarded by the Employer as being current remuneration for services except contributions paid in cash to certain highly compensated participants in excess of the limits under Code section 415. As permitted under the Code, "Annual Compensation" shall also include Associate Savings contributions to this Plan, and salary reduction contributions made by the Employer on behalf of the Employee under Code sections 125, 402(a)(8), 402(h) or 403(b); provided, however, that, for Plan Years beginning on or after January 1, 1994, Annual Compensation shall not include any amount in excess of $150,000, as adjusted pursuant to section 401(a)(17) of the Code.

                  1.5 Associate Savings Account - The account into which a Participant's Associate Savings Contributions shall be allocated. Amounts in the Associate Savings Account are 100% nonforfeitable at all times.



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                  1.6 Associate Savings Contributions - Amounts the Company
contributes to the Plan on behalf of a Participant pursuant to the Participant's Associate Savings election as allowed under Code Section 401(k). For Associate Savings contributions, the terms "deferral contributions" and "elective deferrals" have the same meaning.

                  1.7 Authorized Leaves of Absence - Any absence authorized by the Employer Under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence, and provided further that the Employee returns to Employment within the period of authorized absence. An absence due to service in the Armed Forces of the United States shall be considered an Authorized Leave of Absence, provided that the Employee returns to Employment with the Employer within the period during which his right to Reemployment is preserved by law.

                  1.8 Beneficiary - Any person or persons (natural or otherwise) that a Participant designates in accordance with Article VII to receive benefits payable in the event of the death of the Participant, or in the absence of any such designated person, such other person determined to be a beneficiary under
Article VII hereof.

                  1.9 Board - The Board of Directors of the Company.

                  1.10 Break in Service - A Plan Year in which the subject individual completes no more than 500 Hours of Service, but not including a Plan Year the last day of which the individual is on an Authorized Leave of Absence.

                  1.11 Code - The Internal Revenue Code of 1986, as amended from time to time. All references herein to the Code shall be deemed to refer to the Internal Revenue Code of 1986, and the regulations established pursuant thereto, as they now exist or as they may hereafter be amended or modified. Any reference to a specific section or subsection of the Code shall be deemed to refer to such section or subsection and the regulations established thereto, as they now exist or as they may hereafter be amended.

                  1.12 Company - Food Lion, LLC, a North Carolina limited liability company.

                  1.13 Company Stock - American Depositary Shares, as evidenced by American Depositary Receipts, representing the ordinary shares of Etablissements Delhaize Freres et Cie "Le Lion" S.A. ("Delhaize Group"), and any securities substituted for such stock by way of recapitalization, reorganization, merger or consolidation.

                  1.14 Effective Date - The date upon which this amendment and restatement of Plan is effective, namely July 1, 2001, unless otherwise specifically noted.

                  1.15 Employee - Any person who is an Employee (such term having its customary meaning) of the Employer receiving remuneration for personal services rendered to the Employer (other than as an independent contractor), or who is on an Authorized Leave of Absence, or who is a leased employee within the meaning of section 413(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than 20% of the


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Employer's non-highly compensated work force within the meaning of section
414(n)(5)C(ii) of the Code, the term Employee shall not include those leased employees covered by a plan described in section 414(n)(5)(B) of the Code. Leased employees shall not be eligible to participate in this Plan.

                  1.16 Employer - Food Lion, LLC and every business enterprise which is authorized by the Board to adopt this Plan and which duly adopts this Plan, for the exclusive benefit of its eligible employees (and their beneficiaries), in accordance with the provisions hereof.

                  1.17 Employer Contribution Account - The account maintained for a Participant to record his share of the contributions of the Employer under
Section 3.1 of the Plan and adjustments relating thereto.

                  1.18 Employment - Service as an Employee of the Employer or any Affiliated Employer. The term "Reemployment" shall mean Employment following a Break in Service. The terms "Employed" and Reemployed" shall be used in the same sense as the terms Employment and Reemployment, respectively.

                  1.19 Entry Date - The first day of each Plan Year for the non-401(k) portion of the Plan. For the 401(k) Associate Savings portion of the Plan, a Participant's Entry Date is as soon as administratively practicable immediately following his completion of 500 Hours of Service in a twelve month period based on his date of employment and each anniversary date thereof.

                  1.20 ERISA - Public Law 93-406, the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  1.21 ESOP Transfer Account - The account maintained for a Participant to record amounts transferred to the Plan on behalf of the Participant from the Employee Stock ownership Plan of Food Lion, L.L.C. (the "ESOP"), which transferred amounts shall be fully vested.

                  1.22 Fiduciaries - The named fiduciaries who shall be the Employers who adopt the Plan, the Committee and the Trustee, and any other parties designated as fiduciaries by such named fiduciaries in accordance with the powers herein provided, but only with respect to the specific responsibilities of each for Plan and Trust administration as set forth herein and in the Trust Agreement.

                  1.23 Forfeiture - The portion of the Participant's Employer Contribution Account in which he is not vested at the time of his termination of Employment and which shall be handled in accordance with Section 4.4.

                  1.24 Forfeiture Account - The account maintained for the purpose of depositing Forfeitures and recording adjustments relating thereto as provided in Section 4.4.



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                  1.25 Gender and Number - The masculine gender wherever used herein shall be deemed to include the feminine. Words in the singular shall be read and construed as though used in the plural in all cases where they would so apply, and vice versa.

                  1.26 Highly Compensated Employee means an Employee who:

                  (a) during the Plan Year or during the preceding Plan Year, is a more than 5% owner of the Company (applying the constructive ownership rules of Code Section 318); or

                  (b) during the preceding Plan Year had Compensation in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year).

                  The Plan Administrator must make the determination of who is a Highly Compensated Employee consistent with Code Section 414(q) and regulations issued under that Code section. The Company may make a calendar year data election to determine the Highly Compensated Employees for the Plan Year, as prescribed by Treasury regulations or by other guidance published in the Internal Revenue Bulletin. A calendar year data election must apply to all plans of the Company which reference the highly compensated employee definition in Code Section 414(q). For purposes of this definition, if the current Plan Year is the first year of the Plan, then the term "preceding Plan Year' means the 12 consecutive month period immediately preceding the current Plan Year.

                  1.27 Hour of Service - Each Employee shall be credited with an Hour of Service for:

                  (1) Each hour for which an Employee is paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

                  (2) Each hour for which an Employee is paid, or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), jury duty, military duty or leave of absence, provided, however, that under this paragraph (2):

                           (i) No more than 500 Hours of Service shall be
                  credited for any single continuous period (whether or not such period occurs in a single computation period) during which the Employee performs no duties;

                           (ii) No hours shall be credited if such payment is
                  made or due under the plan maintained by the Employer solely for purposes of complying with applicable worker's compensation, unemployment insurance or disability insurance laws; and



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                           (iii) No hours shall be credited for a payment which
                  reimburses an Employee for medical or medically related expenses incurred by the Employee; and

                  (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the computation period to which the award or agreement pertains rather than the period in which the award, agreement, or payment is made. The same House of Service shall not be credited under paragraphs (1) or (2), as the case may be, and this paragraph (3). Crediting of hours for back pay awarded or agreed to with respect to periods described in paragraph (2) shall be subject to the limitations of that paragraph.

                  (4) An Employee for whom the Employer or Affiliated Employer maintains records of hours of which payment for the performance of duties is made shall be credited with Hours of Service on the basis of such records. Any other Employee shall be credited with Hours of Service on the basis of forty-five hours for each week he is paid or entitled to payment for the performance of duties for any part of such week. The provisions of this Section
1.22 shall apply in accordance with Department of Labor Regulations section 2530.200b-2(b), (c) and (f) which are incorporated herein by reference.

                  (5) For purposes of determining whether a Break in Service has occurred for participation and vesting purposes, Hours of Service shall also include hours of maternity for paternity absences in accordance with Section
2.2. During such absence, the Employee shall receive credit for Hours of Service equal to the number of hours that normally would have been credited during the absence, or if unknown, then eight hours per day of absence, provided that the credit of Hours of Service on account of pregnancy or placement of a child with the Employee by adoption shall not exceed 501 Hours of Service for each absence. Hours of Service on account of pregnancy or adoption shall only be required to be credited if in the Plan Year in which the maternity or paternity absence begins, crediting of such hours is necessary to prevent a Break in Service in that Plan Year; otherwise, such hours shall be credited in the following Plan Year.

                  1.28 Mandatory Employer Stock Account - The account maintained for a Participant to record amounts contributed by the Employer and required to be invested in Company Stock in accordance with Section 6.2 hereof.

                  1.29 Nonhighly Compensated Employee means an Employee who is not a Highly Compensated Employee.

                  1.30 Normal Retirement Age and Normal Retirement Date - The Normal Retirement Age shall be the date a Participant attains age sixty (60). The Normal Retirement Date shall be the first day of the month coincident with or next following the attainment of his Normal Retirement Age. A Participant shall be fully vested in his Employer Contribution Account upon attaining his Normal Retirement Age.



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                  1.31 Participant - Any Employee who has qualified under the terms of the Plan for participation therein and who remains so qualified; provided, that an Employee who has made a Rollover Contribution to the Plan pursuant to Section 3.8 shall be deemed to be a Participant solely with respect to the terms of the Plan that apply to the Employee's Rollover Account, and such Employee shall not otherwise be deemed to be a Participant until the Employee has qualified under the terms of Article II of the Plan.

                  1.32 Permanent and Total Disability - The loss or loss of use of a member or bodily function or any other physical or mental condition which, in the judgment of the Committee, based upon medical reports and other evidence satisfactory to the Committee, presumably permanently prevents an Employee from performing his regular duties with the Employer or any other duties the Employer may assign him, by reason of a medically determined and indefinite duration. In the event the Committee finds that a Permanent and Total Disability does not exist, then it shall by certified mail so notify the Participant who shall have the rights set forth in the claims procedure in Section 8.3.

                  1.33 Plan - The profit sharing plan as set forth herein, as amended and/or restated from time to time. The Plan shall be known as the Profit-Sharing and Retirement Plan of Food Lion, LLC.

                  1.34 Plan Administrator - The Committee or, in the absence of a committee, the Company.

                  1.35 Plan Year - The annual payroll accounting period established each year by the Company for purposes of reporting the annual compensation of Employees on Treasury Form W-2.

                  1.36 Qualified Nonelective Contributions - Nonelective contributions which are 100% nonforfeitable at all times and which are subject to the Distribution Restrictions described in Section 3.2.2 below. Any nonelective contributions allocated to a Participant's Qualified Nonelective Contributions Account under the Plan automatically satisfy the definition of qualified nonelective contributions.

                  1.37 Rollover Account - The account maintained for a Participant to record amounts transferred to the Plan on behalf of the Participant from another qualified retirement plan (within the meaning of section 401(a) of the Code), or from an individual retirement account (within the meaning of section 408 of the Code) which contained only amounts rolled into such account from a qualified retirement plan.

                  1.38 Secretary - The Secretary of the Treasury.

                  1.39 Service - A Participant's period of Employment with the Employer and any Affiliated Employer.



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                  1.40 Trust (or Trust Fund) - The fund maintained under the
Plan in accordance with the terms of the trust agreement, as amended from time to time, which constitutes a part of the Plan.

                  1.41 Trust Agreement - The agreement between the Employer and the Trustee which establishes the Trust and provides for the administration of the Trust.

                  1.42 Trustee(s) - The trustee of the Plan, on the Effective Date, is AMVESCAP National Trust Company. The term Trustee shall also mean any successor Trustee(s) designated in the manner provided in the Trust Agreement and accepting such Trust as provided therein.

                  1.43 USERRA - Uniformed Services Employment and Reemployment Act of 1994. In order for this Plan to comply with the provisions of USERRA, effective October 13, 1996, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

                  1.44 Valuation Date - Any periodic and regularly scheduled date for valuation of the assets of the Trust Fund and of the respective Accounts of Participants. The particular Valuation Dates will be established and may be revised, from time to time, by mutual consent of the Employer and the Trustee. The Annual Valuation Date shall be the last day of each Plan Year.

                  1.45 Vested Interest - The value of a Participant's interest in his Account that is or has become nonforfeitable under the Plan and will be paid to the Participant or his Beneficiary in accordance with the terms hereof. Because of fluctuations in asset value, contribution and Forfeiture allocations, and other changes in the value of a Participant's Account, the dollar value of a Participant's Vested Interest is not fixed until it is actually paid under the provisions hereof.

                  1.46 Year of Service - The applicable 12-month period during which the Employee completes at least 1,000 Hours of Service. Year of Service and Hour of Service shall include Service with any Employer or Affiliated Employer.


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                                   SECTION II
                            PARTICIPATION AND SERVICE

                  2.1 Eligibility for Participation -

                  (a) Each Employee of the Employer shall be eligible to participate in the Plan except that the following Employees shall not be eligible to participate:

                           (i) An Employee included in a unit of Employees covered by a bona fide collective bargaining agreement with the Employer that does not specifically provide for coverage of such Employee under this Plan; provided that retirement benefits were the subject of good faith bargaining between the Employer and Employee representatives;

                           (ii) An Employee who is a non-resident alien and receives no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer constituting income from sources within the United States (within the meaning of section 861(a)(3) of the Code);

                           (iii) An individual who is deemed to be an Employee because he is a leased employee;

                           (iv) An Employee who is employed by an Affiliated Employer which is not an adopting employer of the Plan;

                           (v) An individual who has signed an employment agreement, independent contractor agreement, or other personal services contract with the Employer stating that he or she is not eligible to participate in the Plan; and

                           (vi) An individual during the period when he or she is not designated as an "employee" in the Employer's employment records. Individuals excluded from being eligible Employees by this provision shall include, but not be limited to, individuals who are engaged by the Employer to perform services for the Employer in a relationship that the Employer characterizes as other than an employment relationship. For example, individuals engaged to perform services in a relationship which the Employer characterizes as that of an "independent contractor" with respect to the Employer shall not be eligible Employees. Likewise, individuals who services the Employer leases from a third party shall not be eligible Employees. Individuals described in this provision shall not be eligible Employees during that period, even if a determination is made by the Internal Revenue Service, the United States Department of Labor, another governmental agency, a court or other tribunal that the individual is an "employee" of the Employer during that period, for purposes of pertinent sections of the Code or for any other purpose. An individual who has not been an eligible Employee on account of this provision shall become an eligible Employee effective on the date as of which the



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         Employer characterizes the individual as an "employee" in the
         Employer's employment records, if, on that date, the individual also meets the other requirements of this Article II.

                  (b) Any Employee of the Employer who was a Participant in the Plan on the date immediately preceding the Effective Date shall automatically be a Participant in the 401(k) Associate Savings Portion of the Plan as of the Effective Date. Any Employee of the Employer who completed 500 Hours of Service during the 12 month period ending April 30, 2001, shall become a Participant in the 401(k) Associate Savings portion of the Plan on the Effective Date. Any other Employee of the Employer shall become a Participant (i) in the 401(k) Associate Savings portion of the Plan as of the Entry Date immediately following his completion of 500 Hours of Service (or as soon as administratively practicable thereafter) in any 12 month period ending on the last calendar day of a month, and (ii) in the non-401(k) portion of the Plan as of the Entry Date which falls within the first computation period during which he completes a Year of Service. For purposes of eligibility for Plan participation in the non-401(k) portion of the Plan, a Year of Service shall mean the first twelve-month period during which an employee has at least 1,000 Hours of Service. The computation period initially to be taken into account for purposes of eligibility shall be the twelve-month period commencing with the date of the Employee's Employment, whether such Employment commenced prior or subsequent to the Effective Date. In the event that the Employee fails to have at least 1,000 Hours of Service during this initial computation period, the eligibility computation period shall be the first Plan Year commencing after the date of Employment and, if necessary, succeeding Plan Years.

                  (c) A Participant's continued eligibility to participate under the Plan shall be determined on a Plan Year basis. A Participant shall remain a Participant until his Employment terminates or he incurs a Break in Service, whichever first occurs. Upon the occurrence of either such event, his participation shall cease.

                  2.2 Effect of Break in Service on Participation and Vesting -

                  (a) If an Employee has a Break in Service, and if he had not previously satisfied the eligibility requirements of Section 2.1, then he must satisfy the eligibility requirements of Section 2.1 as if he were a new Employee whose Employment commenced on the first date that he completes an Hour of Service after his Break in Service.

                  (b) In the case of an Employee who was a Participant in the Plan when he incurred a Break in Service, he will again be considered a Participant on the first date on which he completes an Hour of Service after the Break in Service.

                  (c) In the case of an Employee who, at the time of a Break in Service, does not have any Vested Interest in his Employer Contribution account, his Years of Service prior to any period of consecutive one (1) year Breaks in Service shall not be taken into account for purposes of eligibility and determining his Vested Interest in Employer contributions after a Break in Service if the number of consecutive one (1) year Breaks in Service within such period equals or exceeds five (5) years.



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                  (d) In the case of an Employee who, at the time of a Break in
Service, has a Vested Interest in his Employer Contribution Account, his Years of Service before such Break in Service shall be counted for purposes of eligibility and determining his Vested Interest in Employer contributions after his Break in Service.

                  (e) A Participant (whether or not he had a Vested Interest in his Employer Contribution Account at the time of his Break in Service) who returns to Employment with the Employer after a Break in Serviced shall not have his Years of Service after the Break in Service counted to determine his Vested Interest in his Employer Contribution Account at the time he incurred a Break in Service if the number of consecutive years constituting the Break in Service equals or exceeds five (5) years at the time of his Reemployment.

                  (f) The Plan Year shall be the computation period for purposes of determining whether a Break in Service has occurred. The first Plan Year computation period for this purpose shall be, in the case of Employees who were Participants on the Effective Date, the Plan Year commencing on said date, and shall be, in the case of Employees who thereafter become Participants, the Plan Year which includes the last day of the computation period during which the Participant satisfied the requirements for participation as set forth in section
2.1 above.

                  (g) Maternity or Paternity Leave - In the case of an Employee who is absent from the employ of the Employer on account of (i) the Employee's pregnancy, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with the adoption of the child by the Employee or (iv) an absence due to the need for caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service, solely for purposes of determining whether a Break in Service has occurred, the following hours:

                           (i) the Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or

                           (ii) if the Hours of Service in (i) cannot be determined, then eight (8) Hours of Service for each day of such absence;

provided, that such Hours of Service credited under this Section 2.2(g) shall not exceed 501 Hours of Service for each absence.

                  The Hours of Service credited under this Section 2.2(g) shall be credited in the Plan Year the absence begins only if an Employee would be prevented from incurring a Break in Service in such Plan Year. In any other case, such hours shall be credited in the immediately following Plan Year. The Employee shall not be entitled to receive credit for maternity or paternity leave under this Section 2.2(g) unless such Employee furnishes to the Plan Administrator within such reasonable time period as the Plan Administrator may establish evidence that the absence is on account of one of the four (4) reasons specified in the first paragraph of this Section 2.2(g) and evidence of the duration of such absence.



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                  2.3 Inactive Employer Contribution Account Status - In the
event that any Participant (excluding an Employee whose Employment is terminated) completes more than 500 Hours of Service but less than 1,000 Hours of Service in any Plan Year of his participation, or if during a Plan Year a Participant has no more than 500 Hours of Service but is on an Authorized Leave of Absence, his Employer Contribution Account shall be placed on inactive status until he incurs a Break in Service or if on an Authorized Leave of Absence, until his Employment terminates. Such Participant shall not share in the Employer's contribution made pursuant to section 3.1 or the allocations made pursuant to Section 4.3 for any such Plan Year, but he shall continue to receive allocations in accordance with section 4.2 In the event such Participant has 1,000 Hours of Service in a subsequent Plan Year, his Employer Contribution Account shall revert to active status for such Plan Year with full rights and privileges under this Plan restored.

                  2.4 Transfers of Employment Among Employers - In computing Service hereunder, the period of an Employee's Employment with any Affiliated Employer shall be counted for participation and vesting purposes, and a transfer of an Employee from the employ of one such member to the employ of another member shall not interrupt Employment. In the event any Participant during the course of any Plan Year is employed simultaneously by more than one Employer, he shall be entitled to an allocation under Section 4.3 hereof by taking into account his aggregate Annual Compensation from such Employer.


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                                   ARTICLE III
                                  CONTRIBUTIONS

                  3.1 Employer Contributions (Non-401(k) Portion of the Plan) - For so long as the Plan continues in effect, the Employer may make a contribution annually to the Trust under the Plan for the accounts of all Participants who are actively Employed on the last day of the Plan Year and who have a Year of Service for such Plan Year. The amount of each such contribution (if any) shall be determined annually by the Board, taking into consideration the then prevailing financial conditions and fiscal requirements of the Employer and such other factors as the Board may deem pertinent and applicable under the circumstances; notwithstanding the above, the Employer may make contributions to the Plan without regard to current or accumulated profits. The contributions by the Employer shall be credited to the Employer Contribution Accounts of Participants in accordance with Article IV. The Employer shall pay to the Trustee its contribution for each fiscal year before the close of such fiscal year or within such other period thereafter as is described in section 404(a)(6) of the Code.

                  3.2 Associate Savings Contributions (401(k) Portion of the
Plan). Effective July 1, 2001, the Plan shall include an Associate Savings arrangement under Section 401(k) of the Code. Any Participant in the Plan may elect to participate in the Associate Savings portion of the Plan. Under the Associate Savings arrangement, a Participant may elect to have the Company contribute to the Plan a percentage of his Compensation instead of receiving that amount as Compensation. The Committee shall establish and change from time to time in its sole discretion the maximum Associate Savings percentage allowable under the Plan consistent with and not in violation of legal limitations. The Associate Savings arrangement will apply only to Compensation which becomes currently available to the Participant after the effective date of his Associate Savings election. The Company will apply an Associate Savings election to Compensation excluding bonuses (and to increases in such Compensation). The Committee will provide Participants with a procedure for making Associate Savings elections. Associate Savings elections must be in whole percentages, and may be made, revoked or revised at any time effective as of the second payroll period following the date of the election. The Company must make Associate Savings contributions to the Trust within an administratively reasonable period of time after withholding the corresponding Compensation from the Participant.

                  3.2.1 Annual Associate Savings Limitation. A Participant's Associate Savings for a calendar year may not exceed the Code Section 402(g) limitation ($10,500 for Plan Years beginning on or after 1/1/2001). The Code
Section 402(g) limitation is the greater of $7,000 or the adjusted amount determined by the Secretary of the Treasury. If, pursuant to an Associate Savings agreement, the Company determines the Participant's Associate Savings contributions to the Plan for a calendar year would exceed the Code Section 402(g) limitation, the Company will suspend the Participant's Associate Savings agreement, if any, until the following January 1. If the Committee determines a Participant's Associate Savings contributions already contributed to the Plan for a calendar year exceed the Code Section 402(g) limitation, the Committee will distribute the amount in excess of the Code Section 402(g) limitation (the "Excess Deferral"), as adjusted for allocable income, no later than April 15 of the following calendar year. If the Committee distributes the Excess Deferral by the appropriate April 15, it may make the distribution irrespective of any other provision under this Plan or under the Code. The Committee will reduce the amount of Excess

Deferrals for a calendar year distributable to the Participant by the amount of Excess Contributions (as determined in Section 3.2.2), if any, previously distributed to the Participant for the Plan Year beginning in that calendar year.

         If a Participant participates in another plan under which he makes elective deferrals pursuant to a Code Section 401(k) arrangement, elective deferrals under a Simplified Employee Pension, or Associate Savings contributions to a tax-sheltered annuity, irrespective of whether the Company maintains the other plan, he may provide the Committee a written claim for deferrals made for a calendar year which are in excess of the Code Section 402(g) limitation (also "Excess Deferrals"). The Employee must submit the claim no later than the March 1 following the close of the particular calendar year and the claim must specify the amount of the Participant's elective deferrals under this Plan which are Excess Deferrals. If the Committee receives a timely claim, it will distribute the Excess Deferral (as adjusted for allocable income) the Participant has assigned to this Plan, in accordance with the distribution procedure described in the immediately preceding paragraph.

         For purposes of making a distribution of Excess Deferrals pursuant to this Section, allocable income means net income or net loss allocable to the Excess Deferrals for the calendar year in which the Participant made the Excess Deferral, determined in a manner which is uniform, nondiscriminatory and reasonably reflective of the manner used by the Plan to allocate income to Participants' Accounts.

                  3.2.2 Actual Deferral Percentage ("ADP") Test. For each Plan Year, the Committee must determine whether the Plan's Associate Savings Contributions satisfy either of the following ADP tests:

                  (i) The average ADP for the Highly Compensated Group does not exceed 1.25 times the average ADP of the Nonhighly Compensated Group for the previous Plan Year; or

                  (ii) The average ADP for the Highly Compensated Group does not exceed the average ADP for the Nonhighly Compensated Group for the previous Plan Year by more than two percentage points and the average ADP for the Highly Compensated Group is not more than twice the average ADP for the Nonhighly Compensated Group for the previous Plan Year.

         SPECIAL ADP TEST DEFINITIONS:

         "Distribution Restrictions" means the Participant may not receive a distribution of the specified contributions (nor earnings on those contributions) except in the event of (1) the Participant's death, disability, termination of employment or attainment of age 59 1/2, (2) financial hardship satisfying the requirements of Code Section 401(k) and the applicable Treasury regulations, (3) a plan termination, without establishment of a successor defined contribution plan (other than an ESOP), (4) a sale of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business, but only to an employee who continues employment with the corporation acquiring those assets, or (5) a sale by a corporation of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)), but only to an employee who continues employment with the subsidiary. A distribution on account of financial hardship, as described in clause (2), may not include earnings on elective deferrals and Qualified Nonelective Contributions, nor any earnings on such contributions. A distribution described in clauses (3), (4) or (5) must be a lump sum distribution, as required under Code Section 401(k)(10).

         "Excess Contributions" means, for purposes of the ADP test, the amount of deferral contributions made by the Highly Compensated Employees which causes the Plan to fail to satisfy the ADP test.

         "Eligible Employee" means, for purposes of the ADP test, a Participant who is eligible to enter into an Associate Savings agreement for the Plan Year, irrespective of whether he actually enters into such an agreement.

         "Highly Compensated Group" means the group of Eligible Employees who are Highly Compensated Employees for the Plan Year.

         "Nonhighly Compensated Group" means the group of Eligible Employees who are Nonhighly Compensated Employees for the Plan Year.

         "Nonelective Contributions" are contributions made by the Company which are not subject to a deferral election by an Employee.

                  (A) CALCULATION OF ADP. The average ADP for a group is the average of the separate ADPs calculated for each Eligible Employee who is a member of that group. An Eligible Employee's ADP for a Plan Year is the ratio of the Eligible Employee's deferral contributions for the Plan Year to the Employee's Compensation for the Plan Year. In determining the ADP, any Highly Compensated Employee's excess deferrals as described above to this Plan or any other plan of the Company are included, and any Nonhighly Compensated Employee's excess deferrals are disregarded. For the Play Year ending December 17, 2001, the "average ADP for the Nonhighly Compensated Group for the previous Plan Year" shall be three percent.

                   (B) SPECIAL AGGREGATION RULE FOR HIGHLY COMPENSATED EMPLOYEES. To determine the ADP of any Highly Compensated Employee, the deferral contributions taken into account must include any elective deferrals made by the Highly Compensated Employee under any other Code
         Section 401(k) arrangement maintained by the Company, unless the elective deferrals are to an ESOP. If the plans containing the Code
         Section 401(k) arrangements have different plan years, the Committee will determine the combined deferral contributions on the basis of the plan years ending in the same calendar year.

                  (C) AGGREGATION OF CERTAIN CODE SECTION 401(K) ARRANGEMENTS. If the Company treats two plans as a unit for coverage or nondiscrimination purposes, the Company must combine the Code Section 401(k) arrangements under such plans to determine whether either plan satisfies the ADP test. This aggregation rule applies to the ADP determination for all Eligible Employees, irrespective of whether an Eligible Employee is a Highly Compensated Employee or a Nonhighly Compensated Employee. An aggregation of Code Section 401(k) arrangements under this paragraph does not apply to plans which have different plan years and the Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or non-ESOP portion of a plan).

                  (D) CHARACTERIZATION OF EXCESS CONTRIBUTIONS. If the total amount of a Highly Compensated Employee's Excess Contributions for the Plan Year exceeds his deferral contributions or qualified matching contributions for the Plan Year, the Committee will treat the remaining portion of his Excess Contributions as attributable to Qualified Nonelective Contributions. The Committee will reduce the amount of Excess Contributions for a Plan Year distributable to a Highly Compensated Employee by the amount of excess deferrals (as determined above), if any, previously distributed to that Employee for the Employee's taxable year ending in that Plan Year.

                  (E) CALCULATION OF EXCESS CONTRIBUTIONS. If the Committee determines the Plan fails to satisfy the ADP test for a Plan Year, it may distribute the Excess Contributions, as adjusted for allocable income, during the next Plan Year. However, the Company may incur an excise tax with respect to the amount of Excess Contributions for a Plan Year not distributed to the appropriate Highly Compensated Employees during the first 2 1/2 months of that next Plan Year. The Committee will distribute to each Highly Compensated Employee his respective share of the Excess Contributions. The Committee will determine the total Excess Contributions by starting with the Highly Compensated Employee(s) who has the greatest ADP, reducing his ADP (but not below the next highest ADP), then, if necessary, reducing the ADP of the Highly Compensated Employee(s) at the next highest ADP level (including the ADP of the Highly Compensated Employee(s) whose ADP the Committee already has reduced), and continuing in this manner until the average ADP for the Highly Compensated Group satisfies the ADP test.

                  (F) DISTRIBUTION OF EXCESS CONTRIBUTIONS. After the Plan Administrator has determined the total excess contribution amount, the Trustee, as directed by the Plan Administrator, then will distribute to each Highly Compensated Employee his/her respective share(s) of the Excess Contributions. The Plan Administrator will determine the respective share(s) of Excess Contributions by starting with the Highly Compensated Employee(s) who has the highest dollar amount of elective contributions, reducing his/her elective contributions (but not below the next highest level of election contributions), then, if necessary, reducing the elective contributions of the Highly Compensated Employee(s) at the next highest level of elective contributions, including the elective contributions of the Highly Compensated Employee(s) whose elective contributions the Plan Administrator already has reduced (but not below the next highest level of elective contributions), and continuing in this manner until the Trustee has distributed all Excess Contributions.

         (G) ALLOCABLE INCOME. To determine the amount of the corrective distribution required under this Section, the Committee must calculate the allocable income for the Plan Year in which the Excess Contributions arose. "Allocable income" means net income or net loss. To calculate allocable income for the Plan Year, the Committee will use a uniform and nondiscriminatory method which reasonably reflects the manner used by the Plan to allocate income to Participants' Accounts.


                  3.3 Employee's Voluntary Contributions - Employee voluntary contributions are not permitted under the Plan.

                  3.4 Fund for Exclusive Benefit of Participants - The assets of the Trust Fund shall be held hereunder for the exclusive benefit of the Participants and their Beneficiaries for the purpose of distributing to such Participants and Beneficiaries both the corpus and income of the Trust Fund in accordance with the provisions of Article V hereof, provided, however, the assets of the Trust Fund may be used for the payment of taxes, Trustee and investment management fees and other administration expenses, including, but not limited to, fees for services rendered to the Plan or Trust by attorneys, accountants and consultants, which shall be paid from the Trust Fund except in those cases where the Company elects to pay such expenses. No part of the Trust Fund corpus or income shall be used for or diverted to purposes other than for the exclusive benefit of Participants and beneficiaries under the Plan, whether by operation of low or natural termination of contracts, by power or revocation or amendment, by the happening of a contingency, by collateral arrangement or by any other means; provided that the Employer hereby reserves the right to amend or revoked the Plan at any time as provided in Articles IX and X hereof.

                  To the extent permitted by the Code and notwithstanding anything herein to the contrary, upon the Employer's request, a contribution which was made by a mistake of fact, or conditioned upon the deductibility of the contribution under section 404 of the Code, shall be returned to the Employer within one year after the payment of the contributions or the disallowance of the deduction for such contribution (to the extent disallowed), whichever is applicable.

                  3.5 ESOP Transfer Accounts - There shall be no withdrawals of any portion of any ESOP Transfer Account by any Participant until such time as he is otherwise eligible to receive the amount credited to his Employer Contribution Account under this Plan (or would have been eligible, had he been vested in any part of his Employer Contribution Account), provided, however, and notwithstanding the foregoing, in the event of the termination of a Participant's Employment with the Employer, as contemplated under Section 5.5 of the Plan, for any reason prior to retirement or death, such terminated Participant shall have the right to receive all, but not less than all, of the amount standing to his credit in his ESOP Transfer Account, upon written request submitted to the Plan Administrator at any time after such termination. Upon receipt of any such request, the amount in such ESOP Transfer Account shall be distributed as directed by the terminated Participant as promptly as practicable thereafter.

                  3.6 Military Service - Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).

                  3.7 Trust to Trust Transfers - The Plan, subject to the approval of the Committee, may accept a transfer of assets from another qualified retirement plan sponsored by an Affiliated Employer for the benefit of a former employee of such Affiliated Employer who becomes an Employee of the Company. The Plan shall not accept any direct or indirect transfers from a plan which is subject to Section 401(a)(11) of the Code.

The Committee may direct the Trustee to transfer the assets credited to the Account of a Participant or Former Participant to another employer's retirement plan, provided immediately prior to the transfer, the transferee plan contains a provision permitting such transfer and is qualified under Section 401(a) of the Code and the related trust is exempt under Section 501(a) of the Code.

                  3.8 Rollovers - An Employee who receives a distribution of his entire interest from another retirement plan that is qualified under section 401(a) of the Code on the date of distribution may, with the written consent of the Plan Administrator and in accordance with procedures adopted by the Plan Administrator, transfer all or a part of such distribution to the Trustee under the Plan. The amount so transferred may only include cash. In applying the provisions of this Section 3.8, the following provisions shall apply:

                  3.8.1 Employees Eligible: An Employee shall be eligible to roll an amount into the Plan pursuant to this Section 3.8 only if the Employee is otherwise eligible to participate in the Plan under Section 2.1(a) (without regard to the service conditions contained in Section 2.1(b)). If an Employee who makes such a transfer has not completed the serviced requirements of Section 2.1(b), his Rollover Account shall represent his sole interest in the Plan until he becomes a Participant.

                  3.8.2 Timing: the transfer to the Trustee must occur on or before 60 days following receipt by the Employee of such distribution. If such distribution was previously deposited in an individual retirement account or individual retirement annuity as defined in section 408 of the Code, the transfer must occur on or before 60 days following receipt by the Employee of all or any portion of the balance to his credit under such individual retirement account or individual retirement annuity.

                  3.8.3 Distributions Eligible for Rollover: The distribution made to the Participant must be an "Eligible Rollover Distribution" (as defined in Section 5.1(iii) of the Plan). The amount transferred to the Trust shall be limited to the maximum rollover amount as provided in section 402(c)(2) of the Code.

                  3.8.4 Accounting: The amount transferred to the Trustee shall be credited to the Participant's Rollover Account. The assets in the Rollover Account shall be administered by the trustee in the same manner as other trust assets. The other provisions of this Plan notwithstanding, however, no part of the Participant's Roller Account may, within the meaning of any state of federal securities law, be invested or deemed invested, whether at the direction of the Participant or any other person, in stock or securities issued by the Employer or any of its affiliates.

                  3.8.5 Distributions: There shall be no withdrawals of any portion of any Rollover Account by any Participant until such time as he is otherwise eligible to receive the amount credited to his Employer Contribution Account under this Plan (or would have been eligible, had he been vested in any part of his Employer Contribution Account); provided, however, that in the event of the termination of a Participant's Employment with the Employer, as contemplated under
         Section 5.5 of the Plan, for any reason prior to retirement or death, such terminated Participant shall have the right to receive all, but not less than all, of the amount standing to his credit in his Rollover Account, upon written request submitted to the Plan Administrator at any time after such termination. Upon receipt of any such request, the amount in such Rollover Account shall be distributed as directed by the terminated Participant as promptly as practicable thereafter.

                                   ARTICLE IV
                            INTEREST OF PARTICIPANTS

                  4.1 Accounts of Participants - The Trustee shall, as applicable, maintain five separate accounts on its books for each Participant, for record keeping purposes only: (i) ESOP Transfer Account, (ii) Employer Contribution Account, (iii) Associate Savings Account, (iv) Qualified Nonelective Contributions Account, (v) Rollover Account and (vi) Mandatory Employer Stock Account. The maintenance of individual accounts is primarily for accounting purposes, and a segregation of the assets of the Trust Fund to each account shall not be required. Distributions and withdrawals made from an account shall be charged to the accounts as of the date paid. The Trustee may create subaccounts for any Account, including subaccounts to reflect the investment directions of Participants in accordance with Section 6.2.

                  4.2 Allocation of Income, Expenses, Fluctuations in Asset Value, Etc. - As of the close of business on each Valuation Date, the Trustee shall:

                  (a) Determine, in such reasonable ways and from such information as the Trustee may deem appropriate the fair market value of the Trust Fund, including the fair market value of the separate investment funds of the Trust Fund in accordance with Section 6.2, but excluding any contributions to the Plan since the next preceding Valuation Date.

                  (b) Make appropriate adjustments in the Associate Savings Account, Qualified Nonelective Contributions Account, ESOP Transfer Account, Rollover Account, Employer Contribution Account and Mandatory Employer Stock Account of all Participants, former Participants and Beneficiaries who have unpaid balances in their accounts at such time, by allocating pro rata among such accounts based on the respective balances thereof as of the next preceding Valuation Date (but after first reducing each such Account balance by any distribution from the Account since the next preceding Valuation Date), any increases and decreases in the value of the assets of the Trust Fund (or the separate investment funds in which the Participant has directed an investment in accordance with Section 6.2) and nay income (other than contributions), expenses, and realized gains and losses of the Trust Fund (or the separate investment funds) since such preceding Valuation Date.

                  4.3 Allocation of Contributions - As of each Annual Valuation Date, and after the allocation provided in Section 4.1 above, the current contribution of the Employer shall be allocated to the respective Employer Contribution Accounts of all Participants who are employed by the Employer on the last day of such Plan Year and who have a Year of Service for such Plan Year in the same proportion as the Annual Compensation of each such Participant for such year bears to the aggregate Annual Compensation of all such Participants for such year.

                  4.4 Disposition of Forfeitures -

                  (a) Participants Who Terminate Employment - In the case of an Employee who has terminated Employment and who was a Participant except for such termination of his Employment, the amount standing to his credit in his Employer Contribution Account in which he has no Vested Interest shall be forfeited. Such forfeiture shall take place at a time and in the manner, at the sole discretion of the Plan Administrator, after the Participant terminates Employment, as set forth in the Plan's Administration Manual. After termination of his Employment, a former Employee's Vested Interest shall be distributed or held for distribution in accordance with Sections 5.6 and 5.7 hereof.

                  (b) Reinstatement of Employer Contribution Account - If a Participant who has no Vested Interest in his Employer Contribution Account incurs a Break in Service, and if the Participant is Reemployed by the Employer prior to incurring five (5) consecutive one (1) year Breaks in Service, upon such Reemployment, the amount in his Employer Contribution Account (including his Mandatory Employer Stock Account) at the time he terminated Employment shall be restored, either out of the Forfeiture Account or by an additional Employer contribution.

                  (c) Payment of Plan Expenses - Effective December 17, 2000, Forfeitures may be used to reduce the Plan's ordinary and necessary administrative expenses as described in Section 8.13. The Trustee will pay all such Plan expenses, which may include reimbursement of the Employer, at the direction of the Plan Administrator.

                  (d) Maintenance of Forfeiture Account - The Forfeiture Account will be maintained, with earnings thereon, and used for the reinstatement of Employer Contribution Account (including his Mandatory Employer Stock Account) under Section 4.4(b) above and for the payment of Plan expenses under Sections 4.4(c) and 8.13 until such time as the Plan is (i) involved in either a merger or spinoff with another plan, (ii) terminated, or (iii) amended to provide for the complete discontinuance of contributions to the Plan (collectively the "Allocation Events"). Prior to the occurrence of any of the Allocation Events, there shall be no ongoing requirement to use or otherwise allocate any amount from the Forfeiture Account except as the Plan Administrator shall direct. Upon the occurrence of any of the Allocation Events, the entire balance remaining in the Forfeiture Account after the payment of allowable plan expenses will be allocated to Participants in the Plan as provided in Section 10.2 hereof. In no event shall any amounts in the Forfeiture Account be used for any purposes other than as stated in Sections 4.4(b), 4.4(c), 8.13 or 10.02 hereof. Effective December 19, 1999, Forfeitures that are not allocated to reinstated Employer Contribution Accounts pursuant to this Section 4.4(b) may be used, at the election of the Plan Administrator, to reduce Employer contributions or for the payment of Plan expenses as provided in Section 4.4(c).

                  4.5 Maximum Additions - Notwithstanding anything contained herein to the contrary, the annual addition made to the accounts of a Participant for any Plan Year shall not exceed the lesser of $35,000 (or, if greater, 1/4 of the dollar limitation in effect under section 415(b)(1)(A) of the Code) or 25% of the Participant's Annual Compensation for such Plan Year. Such annual additions shall include the sum of Employer Contributions, Associate Savings Contributions, Qualified Nonelective Contributions, Forfeitures, and Employee Contributions (if permitted), but shall not include any rollover contributions made pursuant to Section 3.4 or 3.6.

                  If such annual additions with respect to any Participant for any Plan Year would exceed the limitation set forth in the immediately preceding paragraph, the excess amounts shall be treated in accordance with the following in the order indicated:

                  (a) Any excess shall be reallocated to the other Participants in accordance with the method of allocation under Section 4.3 hereof to the extent that such allocations do not cause the annual additions to any such other Participant's account to exceed the limitations set forth in the first paragraph of this Section 4.5

                  (b) To the extent that such allocation or reallocation of excess amounts causes the limitations set forth in the first paragraph of this
Section 4.5 to be exceeded with respect to each Participant for the Plan Year, then such amounts will be held unallocated in a suspense account, to be allocated in the next Plan Year(s) in accordance with Section 4.3 hereof. If such a suspense account is in existence at any time in accordance with this provision, all amounts in such suspense account must be allocated before any Employer contributions which would constitute such annual additions may be made to the Plan. Investment gains and losses and other income shall not be allocated to such suspense account. Upon termination of the Plan, any amount remaining in such suspense account which is unallocable shall revert to the Employer.

                  Notwithstanding the foregoing, for Plan Years which commence prior to January 1, 2000, the otherwise permissible annual additions for any Participant under this Plan shall be further reduced to the extent necessary, as determined by the Plan Administrator, to prevent disqualification of the Plan under section 415(e) of the Code, which imposes additional limitations on the benefits payable to Participants who also may be participating in another tax qualified pension, profit sharing, savings or stock bonus plan of the Employer. The Plan Administrator shall advise affected Participants of any additional limitation on their annual additions required by the preceding sentence.

                  For purposes of applying the limitations imposed in this
Section 4.5, all defined contribution plans (as defined under ERISA) maintained by the Employer or otherwise required to be aggregated under section 414 of the Code will be considered to be a single defined contribution plan.

                  (c) Correction of Annual Additions Limitation. If, as a result of a reasonable error in determining the amount of Associate Savings Contributions an Employee may make without violating the limitations of this Section with respect to Annual Additions, an Excess Amount results, the Committee will return the Excess Amount (as adjusted for allocable income) attributable to the Associate Savings Contributions. The Committee will make this distribution before taking any corrective steps pursuant to Section 3.2.2. The Committee will disregard any Associate Savings Contributions returned under this for purposes of Sections 3.2.1.

                                    ARTICLE V
                                    BENEFITS

                  5.1 Normal Retirement Benefits - A Participant retiring under the Plan at his Normal Retirement Date shall be entitled to receive the entire amount of his interest in the Plan, computed as of the Valuation Date coincident with or next preceding his Normal Retirement Date, the manner of payment of such benefits to be determined under the provisions of Section 5.6 hereof. A Participant's interest in his Employer Contribution Account shall become nonforfeitable upon attainment of his Normal Retirement Age.

                  5.2 Disability Benefits - In the event a Participant shall suffer a Permanent and Total Disability, he shall be entitled to retire under the Plan for disability and to receive the entire account of his interest in the Plan, computed as of the Valuation Date coincident with or next preceding the date of his actual retirement for disability, the manner of the payment of such benefits to him to be determined as provided in Section 5.6 hereof.

                  5.3 Postponed Retirement - Except as otherwise required by law, a Participant may continue to be Employed by the Employer after his Normal Retirement Date. In the event a Participant remains Employed after his Normal Retirement Date, he shall continue to be a Participant just as if he had not yet attained his Normal Retirement Date. When such a Participant actually retires, he shall be entitled to receive the entire amount of his interest in the Plan computed as of the date of his actual retirement if such date is a Valuation Date, or if not a Valuation Date, then as of the Valuation Date next preceding the date of his actual retirement, the manner of payment of such benefits to him to be determined as provided in Section 5.6 hereof.

                  5.4 Death Benefits - In the event of the death of a Participant, before or after his retirement hereunder, there shall be payable to the Beneficiary or Beneficiaries designated by him (or, in accordance with Article VII, to the Beneficiaries therein specified if no then-living Beneficiary or Beneficiaries have been designated by such Participant) in accordance with the provisions for payment of benefits under Section 5.6 hereof:

                  (a) If death precedes the commencement of payments to an Employee of his Vested Interest in the Plan, the entire interest of the Employee in the Plan, computed as of the Valuation Date coincident with or next preceding his death shall be distributed within five (5) years after the death of such Employee, the payment of such benefits to be made in such manner as may be determined under the provisions of Section 5.6.

                  (b) If death occurs after distribution to the Employee of his Vested Interest in the Plan has commenced, the undistributed balance of the Vested Interest of such Employee shall be distributed in a lump sum to his designated Beneficiary on or before the last day of the Plan Year in which the Participant dies.

                  (c) For purposes of Section 5.4(a), a distribution to a child shall be treated as if it had been paid to the surviving spouse of the Employee is such amount will become payable to the surviving spouse upon such child's reaching majority (or such other event designated and permitted under the regulations.)

                  5.5 Termination Benefits -

                  (a) Vested Interest - If prior to retirement (including retirement due to a Permanent and Total Disability) or death, the Participant's Employment with the Employer (or former Participant who is still an Employee of the Employer and who has not been paid his entire interest in the Plan) is terminated for any reason whatsoever, such terminated Participant shall be entitled to receive, in lieu of all other benefits and rights under this Plan, the entire amount standing to his credit in his Associate Savings Account, Qualified Nonelective Contributions Account, ESOP Transfer Account and his Rollover Account, and the following percentage of the amounts standing to his credit in his Employer Contribution Account and Mandatory Employer Stock Account determined as of the Valuation Date coincident with or next preceding such termination of his Employment:

                                                         PERCENTAGE SUBJECT
         YEARS OF SERVICE           VESTED PERCENTAGE       TO FORFEITURE
         ----------------           -----------------       -------------

         Less than 5                         0%                     100%
         5 or more                         100%                       0%

                  (b) For vesting purposes, Years of Service shall be calculated on the basis of the Plan Year, and shall include all Plan Years in which an Employee completes 1,000 or more Hours of Service, whether or not the Employee receives an Employer contribution for such Plan Year.

                  (c) Time of Payment - Except as provided in Section 5.5(d), if a Participant terminates employment after attaining age 60 or due to his death, or terminates employment for any reason and consents to immediate distribution of his benefit in accordance with Section 5.5(e), distribution of his Vested Interest shall be made as soon as administratively feasible following the Participant's termination of service and, if applicable, consent to distribution.

         Benefits shall be payable in accordance with Section 5.6. Pending commencement of payment thereof, the amount so payable shall be maintained as provided in Section 5.7 hereof. Such payment shall be made to and accepted by the Participant in full and final satisfaction and settlement of any and all of his claims and rights under the Plan and in the Trust Fund.

         In the event a former Participant entitled to benefits under this
Section 5.5 dies before such benefits shall have been paid in full, then the balance of such interest standing to his credit in his Account as of the date of his death shall be payable to the Beneficiary or Beneficiaries designated by him or to those specified in Article VII, in accordance with the provisions hereof applicable to the payment of death benefits after retirement.

                  (d) Lump Sum Payment of Value of Small Benefits - Notwithstanding any other provision of the Plan, if upon termination of Employment, a Participant's Vested Interest in his Account is not in excess of $3,500 ($5,000 for Plan Year 1998 and every Plan Year thereafter) then the Plan Administrator shall direct the payment of such interest in a lump sum to such Participant or his designated Beneficiary and such distribution shall not require the consent of the Participant or his Beneficiary.

                  (e) If upon termination of Employment, a Participant's Vested Interest in his Account exceeds $5,000 and such termination is prior to age 60 and is not on account of death, no distribution shall be made to the Participant shall until such time as the Participant consents to such distribution, attains age 62, or dies. No more than 90 days and no less than 30 days before the date as of which the Participant would be entitled to receive a distribution of his Account, the Participant shall be provided with a notice explaining his rights with regard to such distribution of his Account. No consent by a Participant to a distribution shall be valid unless it is received after the Participant receives the notice described in the preceding sentence and not more than 90 days before the date as of which the Participant receives the distribution.

                  5.6 Payment of Benefits - The benefits to which a retiring, disabled, or otherwise terminated Participant is entitled upon his retirement, disability or other termination of Employment, as the case may be, shall be paid in a lump sum. Death benefits shall be payable to the Beneficiary in the form of a lump sum.

                  5.7 Maintenance of Accounts Prior to Payout - After a Participant's Employment terminates and prior to the distribution of all of his benefits to him or to his Beneficiary(ies), as the case may be, the balance of his Account, as it may exist from time to time, shall be maintained in the following manner:

                  (a) Those amounts in his Employer Contribution account which were not vested upon termination of his Employment, if any, shall be maintained or applied in accordance with Section 4.4

                  (b) The Trustee shall segregate the former Participant's Account as of the date his Employment terminated, and such segregated Account shall not thereafter share in any allocations pursuant to Section 4.3. The balance in such segregated Account shall remain invested as a part of the Trust Fund pending distribution, sharing in the net income, net loss, net appreciation and net depreciation of the Trust Fund in accordance with Section 4.2 and
Article VI to the same extent as if such Account had not been segregated, with the Trustee (and former Participants as of May 1, 1994, having the same powers of investment, reinvestment and commingling as for all other assets of the Trust
Fund). In the event the balance of a former Participant's Vested Interest is distributed on a date other than a Valuation Date, the amount of such distribution shall be the former Participant's Account balance as determined on the Valuation Date next preceding the date of such distribution.

                  5.8 Commencement of Payments -

                  (a) Notwithstanding anything herein to the contrary, benefit payments hereunder shall commence not later than sixty (60) days after the later of (i) the date on which a Participant reaches his Normal Retirement Date, (ii) the calendar year in which occurs the tenth anniversary of the year in which such Participant commenced participation, or (iii) the Plan Year in which such Participant's Employment with the Employer and any Affiliated Employer terminates.

                  (b) Required Commencement Date - Notwithstanding any other provision of this Plan to the contrary, payment of any Participant's Vested Interest shall be made in a lump sum by the April 1 following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) the Plan year in which the Participant retires or otherwise separates from Employment; provided, however, that in the case of a Participant who is a 5% owner at any time during the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, payment shall be made by the April 1 following the calendar year in which the Participant attains such age.

                  5.9 Errors in Participant's Accounts - When an error or omission is discovered in any Account of a Participant, the Trustee shall be authorized to make such equitable adjustments as may be appropriate as of the Plan Year in which the error or omission is discovered.

                  5.10 Loans to Participants - This Section 5.11 shall be effective as of May 1, 1994 or as soon as administratively practicable thereafter as determined by the Plan Administrator. The Plan Administrator shall administer the loan program. Upon written application of the Participant in such form as may be specified by the Plan Administrator, the Plan Administrator may direct the Trustee to make a loan to the Participant. The Plan Administrator shall specify in a separate written document, which shall form a part of the Plan, the basis on which loans shall be approved or denied and the limitations (if any) on the types of loans available. The application and the resulting loan must meet the terms and conditions specified in the following provisions of this
Section 5.11.

                  (a) A Participant may not have more than one (1) loan outstanding at the same time.

                  (b) No loan shall be granted for less than one thousand dollars ($1,000).

                  (c) The maximum permissible loan available to a Participant shall not exceed the lesser of:

                           (i) fifty thousand dollars ($50,000) reduced by the excess (if any) of:

                                    (A) the highest outstanding balance of a
                           loan from the Plan during the one (1) year period ending on the day before the date on which the loan was made, over

                                    (B) the outstanding balance of a loan from
                           the Plan on the date on which such loan was made; or

                           (ii) one-half (1/2) of the present value of the Participant's Vested Interest under the Plan;

provided however, the amount available to be loaned to the Participant shall be further limited by the requirement that based on the loan's interest rate, amount of the requested loan and the repayment period, the projected biweekly payroll deduction for repayment of principal and interest may not exceed thirty percent (30%) of the Participant's biweekly regular wages (excluding overtime pay, bonuses, and commissions of all kinds), which shall for these purposes be the average biweekly regular wages for the Participant in the immediately preceding plan Year quarter.

                  (d) The initial repayment period may not exceed forty-eight
(48) months.

                  (e) Loans made pursuant to this Section 5.11 shall be available only to Participants who are actively Employed by the Employer at the time the loan is made, former Participants and Beneficiaries who are parties-in interest.

                  (f) The loan amount shall be withdrawn pro rata from the Participant's Associate Savings Account, Qualified Nonelective Contributions Account, ESOP Transfer Account, his Rollover Account and his Employer Contribution Account. Any such loan withdrawals shall be prorated among the Investment Funds in which the Participant's Associate Savings Account, Qualified Nonelective Contributions Account, ESOP Transfer Account, his Rollover Account, and his Employer Contribution Account are invested.

                  (g) Interest on any loan hereunder shall be based on a reasonable rate of interest as determined by the Plan Administrator. The interest rate shall provide the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made in similar circumstances. The Plan Administrator shall specify, in a separate written document forming part of the Plan, a procedure for determining a reasonable interest rate. The interest rate, once fixed, shall remain in effect for the duration of the loan.

                  (h) Notwithstanding the initial loan term provided in section 5.11(d), all loans must be repaid within a period of five (5) years, with a minimum repayment period of twelve (12) months provided, however, if the purpose of the loan is for the Participant to acquire his principal residence, the period of the loan shall be ten (10) years, or less if a shorter period is specified by the Participant. No loan from the Plan which is initially required to be repaid within such 5-year period may be subsequently renewed or extended for payment beyond such 5-year period provided that "10-year period" shall be substituted for "5-year period" in the case of a loan to acquire the Participant's principal residence. The repayment schedule of any loan hereunder shall be determined at the time any such loan is made and a copy shall be furnished the Trustee. Repayment of any loan shall be by payroll deduction (or with Plan Administrator consent by a lump sum payment for final loan payments). Except as may be provided in regulations, each loan to which this Section 5.11 applies must provide for a substantially level amortization of the loan with payments being made not less frequent than quarterly.

                  (i) The loan shall be collateralized by a portion of the borrowing Participant's account, equal to the lesser of: (i) the amount of the loan, or (ii) fifty percent (50%) of the Participant's Account. Notwithstanding the preceding, if the loan is for the purpose of purchasing the Participant's primary residence, then the Plan Administrator may also require such residence to collateralize the loan.

                  (j) A loan shall be in default if the Participant fails to make any payment when due or if there occurs such other circumstances as may be prescribed by the Plan Administrator in a separate written document which shall form a part of the Plan. If a loan is in default, execution on the defaulting Participant's Account shall be accomplished when and to the extent the Account is distributed to the Participant, or at such other time deemed necessary by the Plan Administrator to prevent a loss to the Plan and which is consistent with the Code and applicable regulations.

                  (k) If a Participant terminates Employment, any loan outstanding to the Participant shall become immediately due and payable to the Plan. If the portion of a Participant's Account securing his loan otherwise become payable to the Participant hereunder, the amount of the loan that is due shall be satisfied by applying against it the portion of the Participant's Account that secures the loan. The Participant's Account shall be correspondingly reduced prior to making the distribution to or on behalf of the Participant.

                  (l) Loans shall be held by the Trustee as a segregated investment of the borrowing Participant's Account and any loan principal and interest payments thereon shall be credited solely to such borrowing Participant's Account and be invested in accordance with the Participant's then current investment election.

                  (m) Participants' requests for loans shall be processed as soon as practical after a fully complete loan request is filed with the Plan Administrator. In accordance with rules established by the Plan Administrator, loan initiation charges and annual loan maintenance fees will be charged against the Participant's Account.

                  5.11 No Other Benefits or Withdrawals - Except as expressly provided for in this Article V or in Section 3.5, for so long as this plan continues in effect, no individual, whether a Participant, former Participant, Beneficiary or otherwise, shall be entitled to any payment or withdrawal of funds from the Trust Fund. This prohibition applies to Trust Funds attributable to individual contributions as well as those attributable to other sources.

                  5.12 Direct Transfer of Eligible Rollover Distributions -

                           (i) Notwithstanding any provision of the Plan to the contrary, with respect to any distribution made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                           (ii) For the purposes of this Section 5.13, the following definitions shall apply:

                           (iii) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee in this Trust or in any other qualified trust described in section 401(a) of the Code which is exempt from tax under

         section 501(a) of the Code, except that an Eligible Rollover Distribution shall not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Company Stock).

                           (iv) "Eligible Retirement Plan" shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity.

                           (v) "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                           (vi) "Direct Rollover" shall mean a payment to the Eligible Retirement Plan specified by the Distributee either by direct transfer from the Plan, or by delivery of the distribution check by the Distributee, provided such check is made out in a manner to ensure that it is negotiable only by the trustee of the Eligible Retirement Plan.

                           (vii) The Employer will provide the Participant a written notice as required by Code section 402(f) which provides a general description of the Distributee's distribution options and notice of the Distributee's other rights, if any, to defer receipt of the distribution. Such notice will be given within the time period specified in Reg.ss.1.411(a)-11(c); provided, however, that if the distribution is one to which Code sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the required notice is given, provided that

                           (A) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a Participant distribution option), and

                           (B) the Participant, after receiving the notice, affirmatively elects a distribution.


                  5.14 In-Service Withdrawals

                  (a) A Participant who is an Employee and has attained age 59 1/2 may make withdrawals from the Accounts listed in paragraph (b) below.

                  (b) The withdrawal amount shall come only from the Vested Interest of the Participant's Accounts, in the following priority order:

                           Associate Savings Account
                           Qualified Nonelective Contribution Account
                           Rollover Account
                           Employer Contribution Account (other than Mandatory Employer Stock)
                           ESOP Transfer Account
                           Mandatory Employer Stock Account

                  (c) The maximum number of withdrawals permitted from these Accounts after age 59 1/2 in any 12-month period is one.

                  (d) A withdrawal from a Participant's Account after age 59 1/2 shall not affect his or her ability to receive an allocation of further contributions under the Plan.

                  (e) The following rules govern in-service withdrawals:

                           (i) The minimum amount for any type of withdrawal is
                  $1,000.

                           (ii) A Participant must submit a completed withdrawal
                  request form to the Administrator (or apply in such other manner as the Plan Administrator may provide) to apply for any type of withdrawal.

                           (iii) The Administrator is responsible for
                  determining that a withdrawal request conforms to the requirements described in this Section and notifying the Trustee of any payments to be made in a timely manner.

                            (iv) With respect to any such distributions,
                  notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.


                                   ARTICLE VI
                   INVESTMENT OF CONTRIBUTIONS; COMPANY STOCK

                  6.1 Trust - All assets of and contributions to the plan shall be held in Trust by the Trustee, pursuant to the terms of the Trust Agreement entered into between the Company and the Trustee, the terms of which are specifically incorporated by reference into this Plan document. The Trustee shall hold and manage the assets of the Plan, subject to the right of the

Company to appoint an Investment Manager for all or any portion of the Trust Fund and to the right of Participants to direct the investment of their Accounts in accordance with section 6.2 below. It is expressly permissible under the Plan for Trust assets to be invested in qualifying employer securities, as that term is defined in section 407(d)(5) of ERISA, up to and including sixty percent (60%) of total Trust Fund assets. If Company Stock is purchased other than on the open market, it will be valued in good faith and based on all relevant factors including current market value.

                  6.2 Participant Directed Investments - Effective as of May 1, 1994, a Participant shall have the exclusive right to direct the investment of amounts credited to his Account in accordance with this Section 6.2. Notwithstanding the previous sentence, for Plan Years beginning in 1999, the Company may require that a portion of any Company contribution be exclusively invested in Company Stock and not subject to Participant investment discretion. Such amounts shall be held in the Participant's Mandatory Employer Stock Account. Any such action by the Company shall be evidenced by a written resolution of the Board and shall set forth the exact percentage of such contribution to be invested in Company Stock.

                  (a) In General - A Participant shall direct the investment, or change the direction of the investment, of the amounts credited to his Account by communicating such direction to the Plan Administrator (or its agent) in writing on forms provided by the Plan Administrator or through a telephone enrollment system provided for such purpose (or through any other method made available by the Plan Administrator), in accordance with such rules as may be established by the Plan Administrator.

                  Any investment direction submitted by a Participant must specify, in 1.0% increments, the percentage of his Account and ongoing contributions to be invested in one or more of the separate investment funds (the "Investment Funds") selected by the Committee from time to time pursuant to
Section 6.2(b) and must specify whether such investment instructions apply to existing Account balances, future contributions, or both. To the extent permitted by applicable law and regulations, if a Participant fails to submit a statement of direction properly directing the investment of 100% of his Account, any portion not properly directed shall be invested in the Stable Value Fund.

                  A Participant will be able to change his investment election daily. A Participant's investment instruction shall take effect by the first business day immediately following the day on which the Participant gives such instruction.

                  (b) Investment Options - The separate Investment Funds made available under the Plan from time to time shall be selected by the Committee, and the Committee shall have the authority and discretion to add, remove or substitute Investment Funds from time to time as it deems appropriate in accordance with the procedures specified in Section 8.7.

                  (c) The Participant will have the sole responsibility for the investment of his Account among the available Investment Funds, and no fiduciary or other person will have any liability for any loss or diminution in value resulting from a Participant's exercise of such investment responsibility. It is intended that Section 404(c) of ERISA will apply to a

Participant's exercise of investment responsibilities under this Plan and that the Plan Administrator will take all actions required to comply with the provisions of Section 404(c) of ERISA.

                  (d) As of each Valuation Date, the Plan Administrator and the Trustee shall determine the fair market value of the Investment Funds, and shall determine the gain or loss experienced by each such Investment Fund since the immediately preceding Valuation Date. Each Participant's Account shall be credited with a percentage of such gain or debited with a percentage of such loss by multiplying the aggregate gain or loss of the Investment Fund by a fraction, the numerator of which for each Participant is the value of the Participant's interest in the Investment Fund as of the immediately preceding Valuation Date, increased by any contributions by or on behalf of the Participant since the last Valuation Date and reduced by any distribution made to the Participant that was not taken into account in determining the Participant's interest in the Investment Fund as of the immediately preceding Valuation Date, and the denominator of which is the sum of the numerator amounts for all Participants.

                  (e) The Plan Administrator shall provide each Participant with a statement of the value of his Account as invested in the various Investment Funds maintained under this Plan. In no event shall such statements be furnished less frequently than once each Plan Year.

                  6.3 Voting and Tender Offer Related to Company Stock -

                  (a) Voting or Tender by Trustee - Prior to May 1,1994, the Trustee shall vote, tender or exchange any share of Company Stock held in the Trust Fund as directed by the Plan Administrator.

                  (b) Voting as Directed by Participants - Effective as of May 1, 1994, notwithstanding anything in the Plan or Trust Agreement to the contrary, each Participant who timely provides instructions to the Trustee shall be entitled to direct the Trustee how to vote on any shares of Company Stock allocated to his Account (the "Allocated Shares") with respect to any matter for which shareholder approval is required. In the event that shares of Company Stock are held as part of a Company Stock fund, Allocated Shares shall also include any shares of Company Stock represented by units of the Company Stock fund which are allocated to a Participant's Account. The voting instructions of the Participant shall be transmitted to the Trustee by the Participant, either directly or through an entity providing services to the Plan. Reasonable means shall be employed to provide confidentiality with respect to the directions by such Participant and such directions shall be held in confidence and shall not be divulged or released to any person including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee and the Plan Administrator may prescribe. The Trustee shall not vote any Allocated Shares for which it does not receive timely instructions from Participants; provided, however, effective March 26, 2001, the Trustee shall vote any Allocated Shares for which it does not receive timely instructions from Participants as directed by the Administrative Committee.

                  (c) Tender or Exchange Directed by Participant - Effective as of May 1, 1994, the provisions of this Section 6.3 shall also apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of Food Lion, L.L.C. Company Stock (herein referred to as a "Tender Offer"). The Trustee may not take any action in response to a Tender Offer except as otherwise provided in this
Section 6.3. Each Participant shall have the right to direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Allocated Shares in accordance with the provisions, conditions and terms of such Tender Offer and the provisions of this Section 6.3. The tender directions of the Participants shall be transmitted to the Trustee by the Participants, either directly or through an entity providing services to the Plan. Reasonable means shall be employed to provide confidentiality with respect t the tendering direction by such Participant and such directions shall be held in confidence and shall not be divulged or released to any person including the Company or any director, officer, employee or agent of the Company, it being the intent of this provision to ensure that the Company (and its directors, officers, employees and agents) cannot determine the tendering direction given by any Participant. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee and the Plan Administrator may prescribe. A Participant who has directed the Trustee to tender or exchange he Allocated Shares in his Account may, at any time prior to the tender or exchange offer withdrawal date, or such earlier date as established by the Trustee and the Plan Administrator, instruct the trustee to withdraw, and the Trustee shall withdraw, such Allocated Shares from the tender or exchange offer prior to the withdrawal deadline. The Trustee and the Plan Administrator may impose reasonable limits on the number of instructions to tender or exchange or withdraw which a Participant may give to the Trustee. The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Allocated Shares with respect to which it has received directions to do so under this Section 6.3 and which have not been withdrawn. The proceeds of a disposition directed by a Participant shall be allocated to such Participant's Account. To the extent to which Participants do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the Allocated Shares, such Participants shall be deemed to have directed the Trustee that such Allocated Shares remain in the Participant's Account subject to all provisions of the Plan; provided, however, that effective March 26, 2001, The Administrative Committee shall provide direction to the Trustee with respect to any Allocated Shares for which the Trustee has no otherwise received instructions or valid directions from Participants.

                  (d) Obligations of the Company - The Company shall use its reasonable best efforts, in conjunction with the Plan Administrator and the Trustee, to cause to de delivered to each Participant on a timely basis all proxy materials, tender or exchange materials, notices and information as are furnished to the Company's stockholders in respect of the exercise of voting rights, and tender or exchange rights associated with Company Stock, together with forms by which the Participant may confidentially instruct the Trustee, or revoke such instruction, with respect to the Allocated Shares. Any Trustee shall prominently note that a failure to return a form to direct the tender or exchange of Allocated Shares within a specified reasonable period of time shall be deemed to be a direction to the Trustee not to tender or exchange such Allocated Shares.

                  (e) Compliance with Court Order - Notwithstanding the foregoing provisions of this Section 6.3, the Trustee, after consultation with the Plan Administrator, shall have the right to change or modify its actions hereunder to the extent such change or modification is mandated by the terms of any valid order of a court of competent jurisdiction.

                                   ARTICLE VII
                           DESIGNATION OF BENEFICIARY

                  The Participant's entire interest in the Plan at his death, if any, shall be paid to such Participant's surviving spouse (if such spouse is then living) unless prior to the Participant's death, the spouse consents in a writing witnessed by a Plan representative or a notary public to permit the Participant to designate a person other than the spouse as the Participant's Beneficiary. This provision shall not apply where it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as may be permitted by the regulations. The Plan Administrator shall provide to each Participant a written explanation of the Participant's spouse's right to waive the surviving spouse benefits described in this Article VII.

                  Subject to the foregoing, each Employee becoming a Participant hereunder shall designate in writing, in such form and manner as shall be prescribed by such rules and regulations as the Plan Administrator may promulgate in this connection, a Beneficiary or Beneficiaries of any interest under this Trust which may be payable with respect to such Participant in the event of his death before or after retirement, or otherwise after termination of Employment, which designation may include the designation of al alternate Beneficiary or Beneficiaries. Subject to the spousal consent requirements above and also to such rules and regulations as the Plan Administrator may promulgate, a Participant may from time to time change such designation of Beneficiary or Beneficiaries (or alternate Beneficiary or Beneficiaries). In the event benefits become payable upon the death of a Participant and no Beneficiary has been properly designated as above provided, or if the designated Beneficiary or Beneficiaries shall have predeceased him, such benefits shall be payable in full to the surviving spouse of the Participant, and if he has no surviving spouse, to the Participant's estate.

                                  ARTICLE VIII
                                 ADMINISTRATION

                  8.1 Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration - The Fiduciaries shall have only those specified powers, duties, responsibilities and obligations as are specifically given them under this Plan and the Trust Agreement. In general, the Employer shall have the sole responsibility for making the contributions provided for under Article III, and the Company shall have the sole authority to appoint and remove the Trustee, the Committee and any Investment Manager or Managers which it may select to provide for managing all or any portion of the Trust, and to amend or terminate, in whole or in part, this Plan and Trust. The Plan Administrator shall have the sole responsibility for the administration of the Plan and the Trustee shall have the sole responsibility for management of the assets held under the Trust (except where an Investment Manager has been appointed and subject to the right of Participants to direct the investment of their Accounts), all as more specifically provided hereinafter and in the Trust Agreement. Each Fiduciary may rely upon any direction, information or action of another Fiduciary in the exercise of the latter's respective powers, duties, responsibilities and obligations hereunder, as being proper under this Plan and the Trust Agreement, and shall not be required under this Plan and the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust Agreement and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

                  8.2 Appointment of Administrative Committee - The Plan shall be administered by the Company, or if the Board so elects, an Administrative Committee consisting of at least three but not more than five persons appointed by the Board. In the event a Committee is appointed to administer the Plan, the following rules shall apply. Any member of such Committee may be removed at any time by action of the Board and resign at any time by giving notice in writing to the Board of his resignation. In the event of the removal or resignation of a member of the Committee, a new member thereof shall be designated by the Board. All usual and reasonable expenses of the Committee may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or income of the Trust Fund. Any members of the Committee who are Employees shall not receive compensation with respect to their service for the Committee. The President of the Company (or in the event of the President's inability or failure to act, any Vice President) shall certify in writing to the Trustee, as promptly as practicable after any change of the Committee the names of the persons then serving as the Committee. The Trustee shall be entitled to rely on the names so certified as being the authorized and acting Committee until notified of any change by subsequent certification.

                  8.3 Claims Procedure - The Plan Administrator shall have the exclusive discretionary power to construe and interpret the Plan and the power to determine all questions that may arise thereunder including, but not limited to, (i) the eligibility of individuals to participate in the Plan, including factual determinations regarding an individual's status as an Employee, which determinations shall be reviewed under an arbitrary and capricious standard,

(ii) the amount of benefits to which any Participant or Beneficiary may become entitled hereunder, and (iii) any situation not specifically covered by the provisions of the Plan, and the Plan Administrator's decisions on such matters shall be final and binding on all parties. If a request for a Plan distribution by a Participant or Beneficiary is wholly or partially denied, the Plan Administrator, or the designated party, will provide such claimant a comprehensive written notice setting forth:

                  (a) The specific reason or reasons for such denial;

                  (b) Specific reference to pertinent Plan provisions on which the denial is based;

                  (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (d) A description of the Plan's claim review procedure. The review procedure is available upon written request by the claimant to the Plan Administrator within 60 days after receipt by the claimant of written notice of the denial of the claim and includes the right to examine pertinent documents and submit issues and comments in writing to the Plan Administrator. The decision on review will be made within 60 days after receipt of the request for review unless circumstances warrant an extension of time not to exceed an additional 60 days and shall be in writing and drafted in a manner calculated to be understood by the claimant, and include specific reasons for the decision with references to the specific Plan provisions on which the decision is based.

                  8.4 Records and Reports - The Plan Administrator shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' service, Account balances and the percentage of such Account balances which are nonforfeitable under the Plan; notifications to Participants; annual registration with the Internal Revenue Service; annual reports to the Department of Labor; and such other documents or reports as may be required by ERISA. The Employer shall from time to time make available to the Plan Administrator such information with respect to the Employees, their dates of employment, their compensation, and other matters as may be necessary or desirable in connection with the performance by the Plan Administrator of its duties with respect to the Plan. The Plan Administrator shall, in turn, furnish to the Trustee such information and such rulings and decisions as the Trustee may require or may request in connection with its performance of its duties as Trustee of the Trust Fund hereby created.

                  8.5 Other Plan Administrator Powers and Duties - The Plan Administrator shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

                  (a) the discretionary power to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder and any such construction, interpretation or decision shall be final, binding, and conclusive on all persons;

                  (b) to prescribe procedures to be followed by Participants or Beneficiaries filing applications for benefits;

                  (c) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;

                  (d) to receive from the Employer and from Participants such information as shall be necessary for the proper administration of the Plan;

                  (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee (or any Investment Manager), and to make such recommendations to the Trustee and take such actions as allowed in the Trust Agreements as it deems advisable;

                  (g) to appoint or employ individuals or other parties to assist in the administration of the Plan and any other agents it deems advisable, including accountants and legal and actuarial counsel;

                  (h) to designate or employ persons to carry out any of the Plan Administrator's fiduciary duties or responsibilities under the Plan; and

                  (i) subject to the provisions of Section 6.3, to direct the Trustee as to the voting of stock held in the Trust Fund established hereby, or as to any other actions that may be appropriate with respect thereto (such as participation in reorganizations, etc.); provided that in the absence of any such direction, the Trustee shall have the right to vote such stock and take such other actions in its sole discretion.

                  The Plan Administrator shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

                  8.6 Rules and Decisions - The Plan Administrator may adopt such by-laws, rules and regulations as it deems necessary, desirable, or appropriate, provided that same shall not be in consistent with or contrary to the express terms of this agreement. All such by-laws, rules, regulations and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal or actuarial counsel of the Employer, or the Trustee.

                  8.7 Committee Procedures - The Committee may act at a meeting or by unanimous written consent without a meeting. The Committee shall elect one of its members as Chairman, appoint a Secretary, who may or may not be a Committee Member, and advise the Trustee of such actions in writing. The Secretary shall keep a record of all meetings and forward all necessary communications to the Employer or the Trustee. A quorum of the Committee shall consist of not less than two-thirds (2/3) of the members thereof and a majority vote of those present shall control all matters acted upon at a meeting of the Committee. A dissenting Committee Member, who, within a reasonable amount of time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing and delivers such writing to the other Committee Members, the Employer and the Trustee, shall not be responsible for any such action or failure to act.

                  8.8 Authorization of Benefit Payments - The Plan Administrator shall issue directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

                  8.9 Application and Forms for Benefits - The Plan Administrator may require a Participant or Beneficiary to complete and file with the Plan Administrator an application for a benefit an d all other forms approved by the Plan Administrator, and to furnish all pertinent information requested by the Plan Administrator. The Plan Administrator may rely upon all such information so furnished it, including but not limited to, the Participant's current mailing address. To the extent the Plan Administrator uses electronic mechanisms to implement "paperless administration" with respect to notices, consents, voluntary tax withholding, enrollment, contribution elections, beneficiary designations, and rollover elections, such paperless administration shall be implemented in accordance with regulations and other guidance promulgated by the Internal Revenue Service and the Department of Labor.

                  8.10 Payment for Benefit of Disabled or Incapacitated Person - Whenever, in the Plan Administrator's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to mange his financial affairs, the Plan Administrator may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Plan Administrator may direct the Trustee to apply the payment for the benefit of such person in such manner as the plan Administrator considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of the Plan.

                  8.11 Notices to Trustee - All notices from the Plan Administrator or any Investment Manager to the Trustee shall be in writing, and the Trustee may rely thereon in carrying out its duties and responsibilities hereunder.

                  8.12 Indemnification - The Employer shall indemnify each member of the Committee for any liability, assessment, loss, expense or other cost, of any kind or description whatsoever, including legal fees and expenses, actually incurred by a member on account of any action or proceeding, actual or threatened, which arises as a result of being a member of the

Committee provided such action or allegation does not arise as a result of the member's own negligence, willful misconduct or lack of good faith.

                  8.13 Payment of Expenses - All expenses incident to the administration, termination or protection of the Plan and Trust, including but not limited to, actuarial, legal, accounting, and Trustee's fees ("Plan Expenses"), shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a first and prior claim and lien against the Trust Fund; provided, however, that the Trustee may reimburse the Employer for any expense paid by the Employer that would otherwise have been properly chargeable to the Plan as a Plan Expense.

                                   ARTICLE IX
                              AMENDMENT OF THE PLAN


                  The Company, through resolutions adopted by the Board, shall have the right at any time by an instrument in writing, duly executed and acknowledged and delivered to the Trustee, to modify, alter or amend this Plan in whole or in part, provided, however, that the duties, powers and liability of the Trustee hereunder shall not be substantially modified without its written consent and provided further that any benefits which have actually accrued and become payable hereunder shall not be affected thereby. No amendment shall be made which shall cause or authorize any part of the Trust Fund to revert or be refunded to the Employer or to be used for or diverted to purposes other than the exclusive and sole benefit of the Participants or their Beneficiaries (other than such part as is required to pay taxes and expenses of administration). The Company, through resolutions adopted by the Board, shall have the limited right to amend this Plan at any time, retroactively or otherwise, in such respects and to such extent as may be necessary to qualify it under existing and applicable laws and regulations so as to permit the full deduction for tax purposes of the Employer's contributions made hereunder, and if and to the extent necessary to accomplish such purpose may by such amendment, to the extent permitted by ERISA and the Code, decrease or otherwise affect the rights of Participants to benefits which have actually accrued and become payable hereunder, any provision herein to the contrary notwithstanding.

                  No amendment to the Plan shall reduce a Participant's Account balance or eliminate an optional form of distribution except to the extent permissible under ERISA and Code sections 411, 412, or any other relevant Code section, or regulations issued under ERISA or the Code. No amendment to the Plan shall have the effect of decreasing a Participant's Account or Vested Interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date it becomes effective.

                                    ARTICLE X
             DISCONTINUANCE OF CONTRIBUTIONS AND TERMINATION OF PLAN


                  10.1 Intention to Continue Plan - The Plan herein provided for has been established by the Employer with the bona fide intention that it shall be continued in operation. However, the Employer, through resolutions adopted by its Board of Directors, reserves the right at any time to discontinue contributions or to terminate the Plan.

                  10.2 Termination or Partial Termination of Plan - Should the Employer, through resolutions adopted by its Board of Directors, decide to terminate or partially terminate the Plan, the accounts of all Participants affected thereby, shall become fully vested and nonforfeitable. The Trustee shall be notified of any termination or partial termination in writing and shall proceed at the direction of the Plan Administrator to liquidate the assets of the Trust Fund. Upon termination of the Plan by an Employer, the Employer shall not thereafter make any further contributions under the Plan, and no amount shall thereafter be payable under the Plan to or in respect of any Participants then employed by such Employer, except as provided in this Article X or except as amounts may become payable under the Plan as a result of such Participants continuing their participation in the Plan as a result of being employed by other participating Employers. To the maximum extent permitted by ERISA, transfers, distributions or other dispositions of assets of the Plan as provided in this Article X shall constitute a complete discharge of all liabilities under the Plan. Promptly upon any such termination the Trustee shall (i) pay any due and accrued expenses and liabilities of the Trust and any expenses involved in the termination of the Plan and appropriately adjust, as may be required, the Forfeiture Account and all Accounts of Participants for such expenses and charges; (ii) appropriately adjust, as of the date of such termination, the Employer Contribution Accounts of Participants who are then Employed by the Employer to which the termination applies, (treating, for this purpose, any Participant whose Employment had previously terminated, but who had not yet incurred a Break in Service prior to such date, as having incurred a Break in Service immediately prior to such date); (iii) allocate to the Employer Contribution Accounts of Participants who are then Employed by the Employer to which the termination applies, (treating, for this purpose, any Participant whose Employment had previously terminated, but who had not yet incurred a Break in Service prior to such date, as having incurred a Break in Service immediately prior to such date) the balance of the Forfeiture Account available for allocation in the manner set forth in Section 4.3 hereof; and (iv) adjust for income, gains and losses in the Trust Fund to such termination date in the manner described in Section 4.2 hereof as if such termination date was an Annual Valuation Date. The interest of each such Participant who is the Employed by such Employer in the adjusted amount then credited to his Employer Contribution Account and shall be nonforfeitable as of such date. The full current value of each adjusted Account shall be paid from the Trust Fund to the Participant for whom such Account is maintained in such manner of distribution specified in
Section 5.6 hereof and at such time or times as the Plan Administrator shall in its sole discretion determine.

                  In the event of a partial termination of the Plan, the payments, adjustments and distributions described above shall also be made, but only with respect to the portion of the Plan being terminated.

                  Termination or partial termination of the Plan shall not affect the payment of benefits, in accordance with Article V hereof, from the Trust Fund except as specifically provided herein, nor shall such funds thereafter be divested by reason of any provision hereof.

                  10.3 Discontinuance of Contributions - In the event of a complete discontinuance by the Employer of the contributions to be made by it hereunder, the accounts of Participants shall be treated, and the rights of Participants shall be, as if the Plan was terminated as contemplated under
Section 10.2 immediately above on the effective date of such discontinuance or the date such discontinuance is deemed to have been effective, including, but not limited to, nonforfeitability of all amounts credited to the Employer Contribution Accounts of Participants who are then Employed by such Employer.

                  The mere suspension of a contribution for a year or years during which the Employer earns profits shall not in itself be deemed a discontinuance within the meaning of this Section 103, unless such suspension shall be deemed to have ripened into a discontinuance under the applicable provisions of the Code, any valid regulations promulgated thereunder or any rulings properly interpreting and applying same.

                  10.4 Internal Revenue Service Approval - Notwithstanding the foregoing, the Trustee shall not be required to make any distribution from the Trust in the event the Plan is terminated or contributions are completely discontinued until such time as the Internal Revenue Service shall have determined in writing that such termination or discontinuance will not adversely affect the prior qualification of the Plan.

                                   ARTICLE XI
                                  MISCELLANEOUS


                  11.1 Participants' Rights; Acquittance - Except to the extent required by law as in effect and applicable hereto, from time to time neither the establishment of the Trust hereby created, nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving to any Participant or other person any legal or equitable right against the Employer, or any officer or Employee thereof, or the Trustee or the Committee except as herein provided; nor shall any Participant have any legal right, title or interest in this Trust or any of its assets, except in the event and to the extent that benefits any actually accrue to him hereunder, and the same limitations shall be applicable with respect to death benefits which may be payable to the Beneficiaries of the Participant. Under no circumstances shall the terms of Employment of any Participant be modified or in any way affected hereby. This Plan and the Trust Agreement shall not constitute a contract of Employment nor afford any individual any right to be retained in the employ of the Employer.

                  11.2 Spendthrift Clause - To the extent permitted by law, Participants are prohibited from anticipating, encumbering, alienating or assigning any of their rights, claims or interest in this Trust or in any of the assets thereof, and no undertaking or attempt to do so shall in any wind bind the Plan Administrator or the Trustee or be of any force or effect whatsoever. Furthermore, to the extent permitted by law, no such rights claims or interest of a Participant in this Trust or in any of the assets thereof shall in any way be subject to such Participant's debts, contracts or engagements, nor to attachment, garnishment, levy or other legal or equitable process. Provided, however, anything to the contrary herein notwithstanding, to the extent permissible under applicable law, a Participant's interest hereunder is subject to all bona fide and existing debts owed by such Participant to the Plan and Trust, if any, and upon such Participant or the Beneficiary of such Participant becoming entitled to receive payment of any benefit hereunder, the Trustee, if it shall, prior to disbursement have received certified notice or confirmation from the Plan Administrator in such form as it may reasonably require of the fact and amount of such indebtedness, shall pay first from the benefits so payable the amount of such indebtedness to the Plan and Trust with the remainder, if any, being payable as otherwise provided herein.

                  In any action or proceeding involving the Trust Fund, or any property constituting part or all thereof, or the administration thereof, the Employer, the Plan Administrator, and the Trustee shall be the only necessary parties and no Employees or former Employees of the Employer or their Beneficiaries can any other person having or claiming to have an interest in the Trust Fund or under the Plan shall be entitled to any notice or service of process.

                  Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto, the Plan Administrator and all persons having or claiming to have any interest in the Trust Fund or under the Plan.

                  The foregoing provision against the assignment of a Participant's right in the Plan shall not apply in the case of a qualified domestic relations order which is determined by the Plan Administrator to meet the requirements of section 414(p) of the Code.

                  11.3 Participation of Affiliated Employers and Their Employees
- With the written consent of the Company, an Affiliated Employer may become a party to this Plan and become an adopting Employer pursuant to authorization by its Board of Directors. In the event an adopting Employer does so become a party, it shall contribute to the Plan, and its Employees shall be entitled to benefits thereunder, in accordance with its terms, subject to the following special provisions:

                  (a) The contribution of each adopting Employer shall be determined separately by its Board of Directors under Section 3.1 hereof.

                  (b) In computing the Service of a person who is in the employ of more than one of the adopting Employers at the same time, the period of Service of such person with any of the adopting Employers shall be counted, and a transfer of an Employee from the Employment of one adopting Employer to the Employment of another shall not interrupt his Service, nor shall such a transfer constitute a termination of Employment under the terms of this Plan.

                  (c) The contribution of each adopting Employer shall be allocated among its Employees separately from the contributions of the others in accordance with the provision of Section 4.3. Net increases and decreases in the value of the Trust Fund resulting from increases or decreases in the value of the assets of the Trust and earnings and losses shall be allocated among all Participants under the Plan as a group in accordance with the provisions of
Section 4.2. Participants who are Employees of one or more adopting Employers shall have separate accounts with respect to their participation as an Employee of each such adopting Employer.

                  (d) In the event of a transfer of any Participant from the Employment of one adopting Employer to the Employment of another, his Account shall be considered and treated thereafter as the Account of a Participant who is an Employee of the adopting Employer to which he is transferred.

                  In the event of such a transfer, the Participant transferred shall share in the next annual contribution of each of such adopting Employers on a pro rate basis, based upon the amount of wages or salary earned with each such Employer during its fiscal year in which the transfer takes place.

                  11.4 Successor Employer - In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor and the successor shall have all the powers, duties and responsibilities of the Employer under the Plan.

                  11.5 Transfer of Plan Assets - In the event of any merger of consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of this Plan, the assets of the Trust Fund applicable to such Participants shall be transferred to the other trust fund only if:

                  (a) Each Participant would, if either this Plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated;

                  (b) Resolutions of the Board of Directors of the Employer of the affected Participants, shall authorize such transfer of assets, and, in the case of the new or successor Employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participant's inclusion in the new Employer's plan; and

                  (c) Such other plan and trust are qualified under sections 401(a) and 501(a) of the Code.

                  11.6 Delegation of Authority by Employer - Whenever the Employer under the terms of this Plan is permitted or required to do or perform any act or matter or thing it shall be done and performed by any officer thereunto duly authorized by the Board.

                  11.7 Construction of Agreement - This Plan and the Trust Agreement shall be construed according to the laws of the State of North Carolina, and all provisions hereof shall be administered according to, and its validity and enforceability shall be determined under the laws of such state, except where pre-empted by ERISA.

                  11.8 Headings - The headings of Articles, Sections and Subsections are for ease of reference only and shall in no wise be construed to limit or modify the detailed provisions hereof.

                  11.9 Compliance With Distribution Method and Timing Regulations - Notwithstanding any other provision of this Plan, if, and solely to the extent that, any provision of the Plan becomes a material violation of Code sections 401 or 411 as an impermissible restriction on an individual's rights with respect to the timing or method of any alternative form of benefit, then such Plan provision(s) shall thereafter be construed and administered in a manner which grants to each Participant or his Beneficiary(ies), as applicable, such additional rights, and only such additional rights, as will satisfy such Code sections.

                  11.10 Qualification of Plan as Condition - This Plan is based upon the condition subsequent that it shall be approved and qualified by the Internal Revenue Service as meeting the requirements of the Federal Internal Revenue Code and regulations issued thereunder with respect to employees' profit sharing plans and trusts so as to permit, among other incidents to such qualified plans, the Employer to deduct for income tax purposes the amount of its contributions to the Plan as set forth herein, and so that such contributions will not be taxable at the time of contribution to the Participants as income. Therefore, if, when this Plan is submitted for qualification and approval by the Internal Revenue Service, the Internal Revenue Service rules that the Plan does not meet the requirements of the Internal Revenue code for qualification for purposes specified in the preceding sentence and the deficiencies precluding qualification may not be corrected by amendment effective as of the Effective Date of this Plan, then regardless of any other provision herein contained, this agreement shall be and become null and void ab initio.

                                   ARTICLE XII
                            TOP-HEAVY PLAN PROVISIONS


                  2.1 Application - In the event that the Plan is determined to be a Top-Heavy Plan as hereinafter defined, this Article XII shall become effective as of the first day of the Plan Year in which the Plan is a Top-Heavy Plan.

                  12.2 Definitions -

                  (a) Annual Compensation - Compensation as determined according to section 414(q)(7) of the Code.

                  (b) Key Employee - During any year that the Plan is a Top-Heavy Plan, a Participant who is a Key Employee within the meaning of section 416 of the Code, including any Employee, former Employee or Beneficiary of an Employee or former Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years is:

                           (i) an Officer of the Employer who Annual
         Compensation is greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for any Plan Year, provided that Employees described in section 414(q)(8) of the Code shall be excluded;

                           (ii) 1 of the 10 employees having Annual Compensation of more than the dollar limitation is section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of section 318 of the Code) the largest interest in the Employer;

                           (iii) a one percent (1%) owner of the Employer having Annual Compensation from the Employer of more than $150,000; or (iv) a five percent (5%) owner of the Employer.

                  Ownership shall be determined according to section 4156(i)(1)(B) of the Code. For purposes of (i) above, no more than fifty (50) Employees (or if less, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers. For purposes of (ii) above, if two Employees have the same ownership interest, the Employee with the higher Annual Compensation shall be treated as having the larger interest. An Employee who is not a Key Employee shall be a non-Key Employee.

                  (c) Minimum Contribution - For a Plan Year, the lesser of three percent (3%) of a Participant's compensation (within the meaning of section 415 of the Code) or a percentage of a Participant's compensation equal to the percentage at which contributions are made (or required to be made) under the Plan and all other plans required to be aggregated under section 416(g)(2) of the Code, (i.e., each plan maintained by the Employer in which a Key Employee is a Participant and all other plans maintained by the Employer which enable the plans in which a Key Employee is a Participant to meet the requirements of section 401(a)(4) and section 410) for the Key Employee for whom such percentage is highest. The percentage of a Key Employee's compensation at which contributions are made shall be determined by dividing the contributions for each such employee by so much of his compensation for the Plan Year as does not exceed the Annual Compensation Limit then in effect.

                  (d) Top-Heavy Plan - A plan that is required is such year to satisfy the requirements of section 416 of the Code because the aggregate of the accounts of all Key Employees in the Plan exceeds sixty percent (60%) of the aggregate of the accounts of all Participants in the Plan, such determination to be made in accordance with the procedures described in section 416(g) of the Code and the regulations thereunder as of the Annual Valuation Date immediately preceding such Plan Year (or in the case of the first Plan Year, as of the last day of such Plan Year) (the "determination" and "valuation" date) and shall include distributions made in the last five years. The account balance of any Participant who has not performed any services for the Employer in the last five years shall be taken into account. For purposes of determining whether the Plan is a Top-Heavy Plan, the Plan shall be aggregated with all other plans maintained by the Employer which are required to be aggregated with the Plan in order for the Plan to meet the requirements of sections 401(a)(4) and 410 of the Code, and all other plans maintained by the Employer in which Key Employee is a Participant (the "Required Aggregation Group"). In addition, the Plan may also be aggregated with any other plans maintained by the Employer (the "Permissive Aggregation Group"), so long as such aggregation would not prevent the aggregated group from satisfying the requirements of Code sections 401(a)(4) and 410.

                  12.3 Allocation of Minimum Contribution - For any year in which the Plan is a Top-Heavy Plan, the Minimum Contribution as defined in
Section 12.2(c) hereof shall be made to the account of each Participant who is a non-Key Employee, unless the Minimum Contribution for the Participant is made under another defined contribution plan maintained by the Employer. Such Minimum contribution shall be made to the Employer Contribution Account of each non-Key Employee Participant who has not separated from service on the last day of such Plan Year without regard to such Participant's Hours of Service such Plan Year and without regard to such Participant's Annual Compensation for such Plan Year. Such Minimum Contribution shall be made without consideration of the Employer's contributions under section 3111 of the Code. The Employer and Committee shall determine under which plan a Participant shall receive the Minimum Contribution if the Employee is a Participant in more than one plan maintained by the Employer.

                  12.4 Vesting - If for any Plan Year or Years the Plan is a Top-Heavy Plan, the schedule in Section 5.5 shall be replaced with the following vesting schedule in accordance with section 416(b) of the Code:

         YEARS OF SERVICE
             PERCENTAGE              VESTED PERCENTAGE          FORFEITED
         ----------------            -----------------          ---------
         Less than 3                         0%                   100%
         3 or more                         100%                     0%

                  If the Plan ceases to be a Top-Heavy Plan, the vesting
schedule in this Section 12.4 shall revert to the schedule contained in Section 5.5; provided that any portion of the



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accrued benefit that was nonforfeitable before the Plan ceases to be a Top-Heavy
Plan shall remain nonforfeitable, and further provided that if any Participant who has three (3) or more Years of Service at the time the Plan ceases to be a Top-Heavy Plan shall have the right to elect during the Election Period (as hereinafter defined) to continue to have his vested interest determined in accordance with the vesting schedule contained in this Section 12.4.

                  For the purposes of this Section 12.4, Year of Service shall include service prior to the Effective Date, and shall include service during the Election Period. The Election Period shall be the period during which such Participants may make such vesting schedule election and shall begin on the date of the adoption of the amendment which changes the vesting schedule and shall end on the later of:

                           (i) The date which is 60 days after the adoption of the amendment which changes the vesting schedule;

                           (ii) The date which is 60 days after the effective date of the amendment which changes the vesting schedule; or

                           (iii) The date which is 60 days after the date, such Participant is notified in writing of the amendment which changes the vesting schedule.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officers and its corporate seal to be hereunto affixed as of the day and year first above written.





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